UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2009

Morgan Stanley

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Noncontrolling Interests.

Effective January 1, 2009, Morgan Stanley (or the “Company”) adopted Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS No. 160”). For consolidated subsidiaries that are less than wholly owned, the third-party holdings of equity interests are referred to as non-controlling interests. The portion of net income attributable to non-controlling interests for such subsidiaries is presented as Net income (loss) applicable to non-controlling interests on the condensed consolidated statements of income, and the portion of the shareholders’ equity of such subsidiaries is presented as Non-controlling interests on the condensed consolidated statements of financial condition. The adoption of SFAS No. 160 did not have a material impact on the Company’s financial condition, results of operations or cash flows. It did, however, impact the presentation and disclosure of noncontrolling (minority) interests in the Company’s condensed consolidated financial statements. As a result of the retrospective presentation and disclosure requirements of SFAS No. 160, the Company will reflect the change in presentation and disclosure for all periods presented in future filings.

The effect on the consolidated statements of financial condition as of November 30, 2008 and November 30, 2007 related to the adoption of SFAS No. 160 is summarized as follows:

	At November 30,
	2008	2007
	(dollars in millions)
Shareholders’ equity, as previously reported	$50,831	$31,269
SFAS No. 160 reclass of non-controlling interests	705	1,628

Total equity, as adjusted	$51,536	$32,897

Additionally, the adoption of SFAS No. 160 had the effect of reclassifying earnings attributable to non-controlling interests in the consolidated statements of income from Other non-interest expenses to separate line items. SFAS No. 160 requires that net income be adjusted to include the net income attributable to the non-controlling interests, and a new separate caption for net income attributable to Morgan Stanley common shareholders be presented in the consolidated statements of income.

The effect on the consolidated statements of income for the fiscal years ended November 30, 2008, 2007 and 2006 related to the adoption of SFAS No. 160, which will be presented in future filings is summarized as follows:

	For the Fiscal Years Ended November 30,
	2008	2007	2006
	(dollars in millions)
Net income, as previously reported	$1,707	$3,209	$7,472
SFAS No. 160 reclass of non-controlling interests	71	40	15

Net income, as adjusted	$1,778	$3,249	$7,487

Net income applicable to non-controlling interests	71	40	15

Net income applicable to Morgan Stanley	$1,707	$3,209	$7,472

Earnings per Common Share.

Effective January 1, 2009, the Company adopted FASB Staff Position (“FSP”) Emerging Issues Task Force (“EITF”) 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, “Earnings per Share.” Under the guidance in FSP EITF 03-6-1, unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.

The effect on the consolidated statements of income for the fiscal years ended November 30, 2008, 2007 and 2006 related to the adoption of FSP EITF 03-6-1, which will be presented in future filings is summarized as follows:

	For the Fiscal Years Ended November 30,
	2008	2007	2006
Basic EPS:
Earnings per basic common share, as previously reported	$1.54	$3.13	$7.38
FSP EITF 03-6-1 adjustment	(0.09)	(0.16)	(0.42)

Earnings per basic common share, as adjusted	$1.45	$2.97	$6.96

Diluted EPS:
Earnings per diluted common share, as previously reported	$1.45	$2.98	$7.07
FSP EITF 03-6-1 adjustment	(0.06)	(0.08)	(0.22)

Earnings per diluted common share, as adjusted	$1.39	$2.90	$6.85

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN STANLEY (Registrant)

By:	/s/ Paul C. Wirth

Paul C. Wirth, Controller and Principal Accounting Officer

Date: May 22, 2009